Exhibit 99.1

Media Contact:

Kim Myers, (971) 246-8211

kimberly.myers@seagate.com

Investor Relations Contact:

(408) 658-1222

IR@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES PRELIMINARY FINANCIAL INFORMATION

FOR FISCAL FIRST QUARTER 2016

CUPERTINO, CA — October 15, 2015 — Seagate Technology plc (NASDAQ: STX), a world leader in storage solutions, today announced selected preliminary financial information for its fiscal first quarter of 2016, which ended on October 2, 2015.

Seagate expects to report revenue of approximately $2.9 billion and non-GAAP gross margin of approximately 24% for the fiscal first quarter 2016. The Company expects to report unit shipments for the fiscal first quarter of approximately 47 million and maintaining approximately 40% market share.

These preliminary results compare to the Company’s previously forecasted range for fiscal first quarter of revenue of $2.9 to $3.1 billion and non-GAAP gross margin of approximately 27%. The difference in the Company’s non-GAAP gross margin from its forecast was driven primarily by lower than expected intra-quarter demand for the Company’s 4TB and 6TB nearline HDD products. Seagate announced its 8TB nearline HDD products in September and expects to increase its market participation in this growth segment over the next several quarters.

“While Seagate had strong operating cash flows and made significant progress in cost containment in the September quarter, we are disappointed we did not execute a product portfolio that fully addressed the demand in the nearline market,” said Steve Luczo, Seagate’s Chairman and CEO. “Looking ahead, we are confident that our nearline product portfolio will be fully competitive by our fiscal third quarter.”

Non-GAAP operating expenses for the fiscal first quarter are expected to be approximately $500 million, below previously forecasted non-GAAP operating expenses of approximately $515 million due to better cost containment.

First fiscal quarter cash flow from operations is expected to be approximately $800 million. During the quarter, the Company redeemed approximately 20 million shares and cash, cash equivalents, restricted cash and short term investments totaled approximately $1.9 billion at the end of the quarter.

Conference Call Details for Fiscal First Quarter 2016 Financial Results

Seagate will report its fiscal first quarter 2016 financial results before the market opens on Friday October 30, 2015. The investment community conference call to discuss these results will take place that day at 6:00 a.m. Pacific/9:00 a.m. Eastern Time. The live event can be accessed online at Seagate’s Investor Relations website at www.seagate.com/investors. An archived audio webcast of this event will be available shortly following the event conclusion.

About Seagate

Seagate creates space for the human experience by innovating how data is stored, shared and used. Learn more at www.seagate.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter January 1, 2016 and beyond as well as our plans with respect to future dividend payments. These statements identify prospective information and may include words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: the uncertainty in global economic conditions; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; currency fluctuations that may impact the Company’s margins and international sales; possible excess industry supply with respect to particular disk drive products; disruptions to our supply chain or production capabilities; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and the Company’s ability to achieve projected cost savings in connection with restructuring plans and fluctuations in interest rates. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on August 11, 2015, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

The inclusion of Seagate’s website address in this press release is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, Seagate’s website is not part of this press release.

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share, gross margin, gross margin as a percentage of revenue, operating margin, operating expenses, and operating income which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company. The Company also presents free cash flow, which is a non-GAAP measure calculated as the sum of net cash provided by operating activities, less acquisition of property, equipment and leasehold improvements. Free cash flow does not reflect all of the Company’s expenses and non-cash items and does not reflect the Company’s uses of cash in financing and investment activities.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

For the Three Months Ended October 2, 2015
Reconciliation of Preliminary GAAP Gross Margin:
Preliminary GAAP Gross Margin	24%
Non-GAAP adjustments:	—%
Preliminary non-GAAP Gross Margin	24%

		For the Three
		Months Ended
		October 2, 2015
Reconciliation of Preliminary Operating Expense:
Preliminary GAAP Operating Expense		$603
Non-GAAP adjustments	(A)	(101)
Preliminary non-GAAP Operating Expense		$502

(A)                               Preliminary operating expense has been adjusted on a non-GAAP basis to exclude the impact of integration costs associated with acquisitions, the write off of certain fixed assets, amortization of intangibles primarily related to our acquisitions, and restructuring and other expenses related to a reduction in our work force as a result of our ongoing focus on cost efficiencies in all areas of our business.

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